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                                                                     EXHIBIT 5.1

                           WEIL, GOTSHAL & MANGES LLP
                               100 CRESCENT COURT
                                   SUITE 1300
                            DALLAS, TEXAS 75201-6950

                                October 2, 1996

PennCorp Financial Group, Inc.
745 Fifth Avenue, Suite 500
New York, New York 10151

Ladies and Gentlemen:

     We have acted as counsel to PennCorp Financial Group, Inc., a Delaware corporation (the "Company"), in connection with the preparation and filing by the Company with the Securities and Exchange Commission of a Registration Statement on Form S-3 (the "Registration Statement"), under the Securities Act of 1933, as amended, with respect to the offer and sale by the Selling Securityholders named in the prospectus contained therein or in prospectus supplements thereto of up to 2,875,000 shares (the "Convertible Preferred Shares") of $3.50 Series II Convertible Preferred Stock, par value $.01 per share (the "Convertible Preferred Stock"), of the Company and up to 4,118,911 shares of common stock, par value $.01 per share (the "Common Stock"), of the Company initially issuable upon conversion of the Convertible Preferred Stock.

     In so acting, we have examined originals or copies, certified or otherwise identified to our satisfaction, of the Registration Statement, the Certificate of Incorporation of the Company, as amended, the Certificate of Designation for the Convertible Preferred Stock (the "Certificate of Designation") filed as an exhibit to the Registration Statement, and such corporate records, agreements, documents, and other instruments and such certificates or comparable documents of public officials and of officers and representatives of the Company, and have made such inquiries of such officers and representatives, as we have deemed relevant and necessary as a basis for the opinions hereinafter set forth.

     In such examination, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such latter documents. As to all questions of fact material to this opinion that have not been independently established, we have relied upon certificates of officers and representatives of the Company.

     Based on the foregoing, and subject to the qualifications stated herein, we are of the opinion that:

          1. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware.

          2. The Convertible Preferred Shares have been duly authorized and validly issued and are fully paid and nonassessable.

          3. The Convertible Preferred Shares are convertible at the option of the holder thereof into shares of Common Stock in accordance with the terms of the Certificate of Designation. The shares of Common Stock initially issuable upon conversion of the Convertible Preferred Shares have been duly authorized and reserved for issuance upon such conversion by all necessary corporate action and such shares of Common Stock, when issued and delivered, will be validly issued, fully paid and nonassessable.

     The opinions expressed herein are limited to the corporate laws of the State of Delaware and we express no opinion as to the effect on the matters covered by this letter of the laws of any other jurisdiction.

     The opinions expressed herein are rendered solely for your benefit in connection with the transactions described herein. Those opinions may not be used or relied upon by any other person, nor may this letter or any copies thereof be furnished to a third party, filed with a governmental agency, quoted, cited or otherwise referred to without our prior written consent, except that we consent to the filing of this letter as an exhibit to the Registration Statement. Consent is also given to the reference to our firm under the caption "Legal Matters" in the Prospectus contained in the Registration Statement.

                                            Very truly yours,

                                            WEIL, GOTSHAL & MANGES LLP